UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2015
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Issuer Direct Corporation
(Exact name of registrant as specified in its charter)
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Delaware	1-10185	26-1331503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Perimeter Park Drive, Suite D, Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 481-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders.

On June 12, 2015, Issuer Direct Corporation (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, there were 1,718,818 shares of common stock were represented in person or by proxy of the 2,323,243 shares of common stock entitled to be cast. The Company's stockholders approved the four proposals listed below, which proposals are described in detail in the Company's definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 22, 2014 (the “Proxy Statement”). The final votes on the proposals presented at the Annual Meeting are as follows:

Proposal 1: To elect five (5) Directors to serve until the next annual meetings or until their successors are duly elected and qualified.

	Number of Votes Entitled to be Cast	Votes For	Votes Against	Votes Abstaining

Brian R. Balbirnie	2,323,243	1,716,611	2,207	-0-
Andre M. Boisvert	2,323,243	1,716,611	2,207	-0-
William H. Everett	2,323,243	1,716,611	2,207	-0-
J. Patrick Galleher	2,323,243	1,716,611	2,207	-0-
David Sandberg	2,323,243	1,716,611	2,207	-0-

 Proposal 2: An advisory vote on executive compensation as disclosed in the Proxy Statement

Number of Votes Entitled to be Cast	Votes For	Votes Against	Votes Abstaining
2,323,243	1,712,885	4,824	1,109

Proposal 3: An advisory vote on whether an advisory vote on executive compensation should be held every one, two, or three years.

Number of Votes Entitled to be Cast	Three Years	Two Years	One Year	Abstain
2,323,243	1,679,057	3	16,178	23,580

Proposal 4:  To ratify the appointment by the Audit Committee of the Board of Directors of Cherry Bekaert, LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Number of Votes Entitled to be Cast	Votes For	Votes Against	Votes Abstaining
2,323,243	1,715,199	412	3,207

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Issuer Direct Corporation

Date: June 17, 2015	By:	/s/ BRIAN R. BALBIRNIE
Brian R. Balbirnie
Chief Executive Officer